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                                                                   Exhibit 10.27


                                                            FINANCIAL INNOVATORS


                                                                  [LOGO]


                                                      FINOVA Capital Corporation
                                                              10 Waterside Drive
                                                      Farmington, CT  06032-3065
                                                                  (860) 676-1818



                       MASTER LOAN AND SECURITY AGREEMENT

     Master Loan and Security Agreement No. S7600,  dated December 30, 1999


FINOVA Capital Corporation ("we," "us" or "FINOVA"), having its principal place of business at 1850 North Central Avenue, Phoenix, Arizona 85004 is willing to make a loan (the "Loan") to Cytogen Corporation having its principal place of business at 600 College Road East, CN 5308,Princeton, New Jersey 08540 and AxCell Biosciences Corporation, jointly and severally liable (collectively "you" or "Borrower"), having its principal place of business at 825 Newtown Yardley Road, Newtown, Pennsylvania 18940, in one or more advances made from time to time (individually, an "Advance" and collectively, the "Advances"), in the aggregate principal amount of up to One Million, Four Hundred Thousand Dollars ($1,400,000), under the terms and conditions contained in this Master Loan and Security Agreement (this "Master Agreement"). The entire Loan will be "cross collateralized" and secured by the collateral (the "Collateral") described in each schedule (individually, a "Schedule" and collectively, "Schedules") which will be executed in connection with each Advance and the related Note (as hereinafter defined). The Collateral includes the Equipment hereinafter described and any and all replacement parts, additions, accessories and accessions that you may add to the Equipment, as well as all replacements and substitutions of the Equipment and all proceeds of the Equipment, including, without limitation, insurance proceeds. We may treat any Schedule as a separate loan and security agreement containing all of the provisions of this Master Agreement.

1.   THE CREDIT

    (a) Advances. Each Advance shall be evidenced by and the specific terms applicable thereto set forth in a Note and related Schedule. All of the Notes and Schedules, taken together, will evidence the entire Loan. We will only make the Loan to you if all the conditions in this Master Agreement have been met to our reasonable satisfaction. We will rely on your representations and warranties contained in this Master Agreement, in making the Loan. The terms of this Master Agreement will each apply to the entire Loan.

    (b) Use of Proceeds. The proceeds of the Advances will be used solely to reimburse you for your payment of the purchase price for equipment which is reasonably satisfactory to us and which is described in the applicable Schedule ("Equipment"). If you have not yet paid for the Equipment (but the same is otherwise satisfactory to us), the proceeds of the Advance will be paid by us directly to the supplier (which you have chosen) to pay the purchase price of the Equipment.
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    (c)  Notes.  Your obligation to repay the Advance and to pay interest thereon will be evidenced by separate secured promissory notes (individually, a "Note" and collectively, the "Notes"). Each Note will be dated the date of the Schedule to which the Advance evidenced by the Note is related. The related Schedule will be deemed to be part of the Note.

    (d) Term. The term ("Term") of each Schedule (and the related Advance) begins upon the date that we make payment for the Collateral covered under the Schedule (the "Closing Date"). The Term continues until you fully perform all of your obligations under this Master Agreement, each related Schedule and the related Note(s).

    (e) Loan Account. We will keep a loan account on our books and records for the Loan. We will record all payments of principal and interest in the loan account. Unless the entries in the loan account are in error, the loan account will definitively indicate the outstanding principal balance and accrued interest on the Loan.

    (f) Payments. The scheduled payments of principal and interest (the "Payments") are indicated on and due and payable in accordance with the terms of the applicable Note and Schedule. The Payments are payable in advance and otherwise on the dates and in the amounts set forth on the applicable Schedule.

    (g) First Payment and Subsequent Payments. The first Payment under a Note and Advance ("First Payment") is due at the beginning of its Term and shall, at our option, either be deducted from the proceeds of the Advance or paid directly to us by you. Subsequent Payments are due on the thirtieth (30th) day of each successive month as set forth on the Schedule until you pay to us in full all of the Payments and any other fees, costs, charges and expenses that you owe us.

    (h) Interest. Prior to Maturity of an Advance, you will pay us interest on the Advance at the interest rate indicated in the applicable Schedule (the "Interest Rate"). "Maturity" means the scheduled maturity or any earlier date on which we accelerate the Loan. The Payment amount indicated in the Schedule includes interest at the applicable Interest Rate. Interest is calculated in advance using a year of 360 days with twelve months of 30 days.

    (i) Interim Interest Payment. If an Advance is made on a day other than the thirtieth (30th) or thirty-first (31st) day of a month, you will also pay to us, together with the First Payment, interest on the Advance at the applicable interest rate for the period from the date the Advance is made until the twenty-ninth (29th) day of the month in which the Advance is made. If an Advance is made on the thirty-first (31st) day of a month, you will also pay to us, together with the First Payment, interest on the Advance at the applicable interest rate for the period from the date the Advance is made until the twenty-ninth (29th) day of the following month. If an Advance is made on the thirtieth
(30th) day of a month, no interim interest will be due.

    (j) Default Interest Rate. After Maturity of the Loan or any Advance, you will pay us interest thereon at a rate of four (4%) percent per year above the applicable Interest Rate. This is referred to as the "Default Rate."

    (k) Usury. You and we intend to obey the law. If the Interest Rate charged would exceed the maximum legal rate, you will only have to pay the maximum legal rate. You do not have to pay any excess interest over and above the maximum legal rate of interest. However, if it later becomes legal for you to pay all or part of any excess interest, you will then pay it to us upon our request.

    (l) Payment Details. You will make all Payments due under this Master Agreement by 12:00 P.M., Connecticut time, on the day they are due. You will make all Payments in US Dollars (US$) in immediately available funds. We do not have to make or give "presentment, demand, protest or notice" to get paid. You waive "presentment, demand, protest and notice."

    (m) Application of Payments. Each Payment under this Master Agreement is to be

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applied in the following order: first, to any fees, costs, expenses and charges you may owe us; second, to any interest due; and third to the principal balance.

    (n) Prepayment. You may prepay the Loan as specifically permitted by Exhibit B to the applicable Schedule.

    (o) No Setoffs. Your obligation to pay us all Payments is absolute and unconditional. You are not excused from making the Payments, in full, for any reason. You agree that you have no defense for failure to make the Payments and you will not make any counterclaims or setoffs to avoid making the Payments.


2.   SECURITY INTEREST

    (a) You grant us a first and only lien on and security interest in the Collateral. The Collateral secures the full and timely payment and performance of all of your now existing or hereafter arising indebtedness, liabilities and obligations to us, whether under this Master Agreement, the Schedules, the Notes and any other agreement, loan or lease that you may at any time or times have with us or otherwise (collectively, the "Obligations"). You also grant us a security interest in any additional collateral identified in any Schedule. Any additional collateral is considered to be "Collateral" and it secures all of the Obligations.

    (b) If we request, you will put labels supplied by us stating "PROPERTY SUBJECT TO A SECURITY INTEREST HELD BY FINOVA CAPITAL CORPORATION" on the Collateral where they are clearly visible.

    (c) You give us permission to add to this Master Agreement or any Schedule the serial numbers and other information about the Collateral.

    (d) You give us permission to file this Master Agreement or Uniform Commercial Code financing statements, at your expense, in order to perfect our security interest in the Collateral. You also give us permission to sign your name on the Uniform Commercial Code financing statements where this is permitted by law.

    (e) You will pay our fees and costs for documentation, closing, administration and termination of this Master Agreement, the Notes and Schedules. These fees include such items as reasonable attorneys fees and expenses incurred in preparing this Master Agreement and all agreements, instruments and documents executed in connection herewith, and all amendments, supplements and waivers hereto and thereto, as well as due diligence searches and fees for preparing and filing UCC terminations and releases. You will also pay any filing, recording or stamp fees or taxes resulting from filing this Master Agreement or Uniform Commercial Code financing statements.

    (f) At your expense, you will defend our first priority security interest in the Collateral against, and keep the Collateral free of, any legal process, liens, other security interests, attachments, levies and executions. You will give us immediate written notice of any legal process, liens, attachments, levies or executions, and you will indemnify us against any loss that results to us from these causes.

    (g) You will notify us at least 15 days before you change the address of your principal executive office or principal place of business. Your principal executive office and principal place of business are set forth at the beginning of this Master Agreement.

    (h) You will notify us at least 15 days before you change your state of incorporation.

    (i) You will promptly sign and return additional documents that we may reasonably request in order to protect our first priority security interest in the Collateral.

    (j) Except as set forth in a Schedule, the Collateral is personal property and will remain personal property. Except as set forth in a Schedule, you will not incorporate it into real estate and will not do anything that will cause the Collateral to become part of real estate or a fixture.

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3.   CONDITIONS OF LENDING

    (a) See our Commitment Letter to you dated December 20, 1999 (the "Commitment Letter"), which you and we consider to be a part of this Master Agreement. The terms and conditions of the Commitment Letter continue following the making of the first Advance, including, without limitation, conditions to the Loan. However, if there is a conflict between the terms and conditions of this Master Agreement, any Schedule or any Note and the terms and conditions of the Commitment Letter, then you and we agree that the terms and conditions of this Master Agreement, the Schedules and the Notes control over the Commitment Letter terms and conditions.

    (b) Before we disburse any proceeds of any Advance, we also require the following:

        (i) That no payment is past due to us under any other agreement, loan or lease that you or any guarantor have with us.

        (ii) That you are complying with all terms of this Master Agreement, the Schedules and the Notes and there are no defaults hereunder or thereunder.

        (iii) That we have received all the documents we requested, including the signed Schedule and Note.

        (iv) That there has been no material adverse change in your financial condition, business or operations, or that of any guarantor, from the financial condition that you or any guarantor have disclosed to us.

        (v) All conditions contained in the Commitment Letter have been satisfied.

4.   REPRESENTATIONS AND WARRANTIES

You represent and warrant to us as follows:

    (a) You and each guarantor are duly organized, existing and in good standing wherever you or it are required by law to be so qualified, except where such lack of qualification would not have a material adverse impact on your or any guarantor's operations. You and each guarantor have full power and authority to execute, deliver and carry out the provisions of this Master Agreement, the Schedules and the Notes and to borrow hereunder and thereunder. This Master Agreement, the Schedules and the Notes are validly executed and delivered by you and the guarantors and are the legal, valid and binding obligations of you and the guarantors, each enforceable in accordance with its terms.

    (b) Neither you nor any guarantor is a defendant under any material litigation and there are no judgments outstanding against you or any guarantor.

    (c) All of the Equipment has been delivered to you and installed at the location set forth on the Schedule and you have accepted all of the Equipment for all purposes of this Master Agreement.

    (d) You have good title to all of your assets, including, without limitation, the Collateral, and in the case of the Collateral, free and clear of all security interests, liens and other encumbrances. Upon filing of UCC-1 financing statements in all applicable filing offices, we will be granted a first and only perfected lien on and security interest in all of the Collateral. There are no other security interests, liens or encumbrances covering the Collateral.

    (e) You have supplied us with information about the Collateral. To the best of your knowledge the amount of our Advance as to each item of Equipment is no more than the fair and usual price for this kind of Equipment, taking into account any discounts, rebates and allowances that you or any affiliate of yours may have been given for the Equipment.

    (f)  The Collateral is located at the premises set forth on the Schedule.

    (g) All financial information and other information that you or any guarantor have given us is true and complete when provided. You or

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any guarantor have not failed to tell us anything that would make the financial information not misleading in any material respect. There has been no material adverse change in your financial condition, business or operations, or the financial condition of any guarantor, from the financial condition that you disclosed to us.

    (h) You have complied with all "environmental laws" and will continue to comply with all "environmental laws." No "hazardous substances" are used, generated, treated, stored or disposed of by you or at your properties except in compliance with all environmental laws. "Environmental laws" mean all federal, state or local environmental laws and regulations, including the following laws:
CERCLA, RCRA, Hazardous Materials Transport Act and The Federal Water Pollution Control Act. "Hazardous substances" means all hazardous or toxic wastes, materials or substances, as defined in the environmental laws, as well as oil, flammable substances, asbestos that is or could become friable, urea formaldehyde insulation, polychlorinated biphenyls and radon gas.

5.   COVENANTS

You agree to do the following things (or not to do the following things if so stated) until full payment of all amounts due to us under this Master Agreement, the Schedules and the Notes:

    (a) Care, Use, Location, Transfer, Encumbrance And Alteration of The Collateral.

       (i) You will make sure that the Collateral is maintained in good operating condition, and that it is serviced, repaired and overhauled when this is necessary to keep the Collateral in good operating condition. All maintenance must be done according to the Supplier's or Manufacturer's requirements or recommendations. All maintenance must also comply with any legal or regulatory requirements.

       (ii) You will maintain service logs for the Collateral, if applicable, and permit us or our agents to inspect the Collateral, the service logs and service reports. You give us and our agents permission to make copies of the service logs and service reports.

       (iii) We will give you prior notice if we, or our agents, want to inspect the Collateral or the service logs or service reports. We may inspect it during regular business hours. If we find during an inspection that you are not complying with this Master Agreement in any material respect or if you are otherwise in default under this Master Agreement, you (and not us) will pay our travel, meals and lodging costs, our salary costs, and our costs and fees and those of our agents for reinspection. You will promptly cure any problems with the Collateral that are discovered during our inspections.

       (iv) You will use the Collateral only for business purposes. You will obey all legal and regulatory requirements in your use of the Collateral.

       (v) You will make all additions, modifications and improvements to the Collateral that are required by law or government regulation. Otherwise, you will not alter the Collateral without our written permission, which will not be unreasonably withheld. You will replace all worn, lost, stolen or destroyed parts of the Collateral with replacement parts that are as good or better than the original parts. The new parts will become subject to our security interest upon replacement.

       (vi) You will not remove the Collateral from the location indicated in the Schedule.

       (vii) You have and will have good and merchantable title to all of the Collateral.

       (viii) You will not convey, assign, sell, mortgage, transfer, encumber, pledge, hypothecate, grant a security interest in, grant options with respect to, lease or otherwise dispose of all or any part of any interest whatsoever in or to any or all of the Collateral, or any interest therein.

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    (b)  Year 2000 Compliant.

You represent, warrant and agree to take all action necessary, including, but not limited to, due inquiry and due diligence with critical business partners to assure that there will be no material adverse change to your business by reason of the advent of the year 2000, including, without limitation, that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process all dates before and after December 31, 1999 ("Y2K Compliant"). At our request, you shall provide to us assurance reasonably acceptable to us that your computer-based systems, embedded microchips and other processing capabilities are Y2K Compliant.

    (c)  Risk of Loss.

        (i) You have the complete risk of loss or damage to the Collateral. Loss or damage to the Collateral will not relieve you of your obligation to make the Payments.

        (ii) If any Collateral is lost or damaged, you have two choices although if you are in default under this Master Agreement, we and not you will have the two options. The choices are:

        (A) Repair or replace the damaged or lost Collateral so that, once again, the Collateral is in good operating condition and we have a perfected first priority security interest in it.

        (B) Pay us the present value (as of the date of payment) of the remaining Payments. We will calculate the present value using a discount rate of five (5%) percent per year. Once you have paid us this amount and any other amount that you may owe us, we will release our security interest in the damaged or lost Collateral and you (or your insurer) may keep the Collateral for salvage purposes, on an "AS IS, WHERE IS" basis and without any representation or warranty whatsoever.

     (d)  Insurance.

        (i) Until you have made all Payments to us under this Master Agreement, the Schedules and the Notes and all Obligations have been satisfied in full, you will keep the Collateral insured. The amount of insurance, the coverage, and the insurance company must be reasonably acceptable to us.

        (ii) If you do not provide us with written evidence of insurance that is reasonably acceptable to us, we may buy the insurance ourselves, at your expense. You will promptly pay us the cost of this insurance. We have no obligation to purchase any insurance. Any insurance that we purchase will be our insurance, and not yours, and we may insure the Collateral beyond the date of satisfaction of the Obligations.

        (iii) Insurance proceeds may be used to repair or replace damaged or lost Collateral or to pay us the present value of the Payments, as provided above.

        (iv) You appoint us as your "attorney-in-fact" to make claims under the insurance policies, to receive payments under the insurance policies, and to endorse your name on all documents, checks or drafts relating to insurance claims for Collateral.

    (e)  Taxes.

        (i) You will pay all sales, use, excise, stamp, documentary and ad valorum taxes, license, recording and registration fees, assessments, fines, penalties and similar charges imposed on the ownership, possession, use, lease or rental of the Collateral or on the Loan.

        (ii) You will pay all taxes (other than our federal or state net income taxes) imposed on you or on us regarding the Payments.

        (iii) You will reimburse us for any of these taxes that we pay or advance.

        (iv) You will file and pay for any personal property taxes on the Collateral.

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(f)  Information Supplied By You and any Guarantor.

     (i) During the Term you will promptly provide us with copies of any current, quarterly and annual reports and all proxy (or information) statements you or any guarantor file with the Securities and Exchange Commission ("SEC").

     (ii) You and any guarantor will also provide us with the following financial statements:

     (A) Quarterly balance sheet and statements of earnings and cash flow - within 45 days after the end of your first three fiscal quarters in each fiscal year. These will be certified by the principal financial officer.

     (B) Annual balance sheet and statements of earnings and cash flow - within 90 days after the end of each fiscal year. These will be audited by independent auditors reasonably acceptable to us (Arthur Anderson & Company LLP is acceptable). Their audit report must be unqualified.

All financial statements will be prepared according to generally accepted accounting principles, consistently applied. All financial statements and SEC filings that you or any guarantor provide us will be true and complete when provided. They will not fail to tell us anything that would make them not misleading in any material respect.

     (iii) At the same time you deliver the financial statements described in paragraph 5(f)(ii)(A) and cause to deliver the financial statements described in paragraph 5(f)(ii)(B), you will also provide us with a certificate of your principal financial officer stating that no default exists, or, if he cannot certify this because a default does exist, he must specify in reasonable detail the nature of the default.

     (iv) For so long as AxCell Biosciences Corporation is a consolidated subsidiary of Cytogen Corporation, information requirements within this Section 5(f) shall be satisfied by the provision of consolidated financial information and filings with respect to Cytogen Corporation.

6.  DEFAULTS

   (a)  Defaults.  You are in default if any of the following happens:

      (i) You do not pay us, when it is due, any Payment or other payment that you owe us under this Master Agreement, any Schedule or any Note or that you owe under any other agreement, loan, lease or other financial arrangement that you have with us.

      (ii) Any of the financial information that you give us is not true and complete when provided, or you failed to tell us anything that would make the financial information not misleading, in each case in any material respect.


      (iii) You do something you are not permitted to do, or you fail to do anything that is required of you, under this Master Agreement, any Schedule or any other lease, loan or other financial arrangement that you have with us, in each case in any material respect.

      (iv) An event of default occurs for any other lease, loan or obligation of yours (or any guarantor) that exceeds $50,000 in the aggregate.

      (v) You or any guarantor file bankruptcy, or involuntary bankruptcy is filed against you or any guarantor and such involuntary bankruptcy is not dismissed within sixty (60) days.

      (vi) You or any guarantor are subject to any other insolvency proceeding other than bankruptcy (for example, a receivership action or an assignment for the benefit of creditors) and such proceeding that is involuntary is not dismissed within sixty (60) days.

      (vii) Without our permission, you sell all or a substantial part of your assets, merge or consolidate, or a majority of your voting stock or interests is transferred. However without violating the provisions of this clause, you may consolidate with or merge with a corporation or

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other entity organized under the laws of one of the states of the United States or the District of Columbia (the surviving entity, a "successor"), or sell (except by means of a sale and leaseback arrangement) all or substantially all of your business and assets to a transferee (the "transferee"), on the condition that any successor or transferee either expressly or by operation of law assume in writing all of your obligations pursuant to this Master Agreement, and that the net tangible assets and the net worth (determined in accordance with generally accepted accounting principles) of the successor or transferee after the consolidation, merger or sale shall be at least equal to your net tangible assets and net worth immediately prior to the consolidation, merger or sale.

      (viii) There is a material adverse change in your financial condition, business or operations, or that of any guarantor.

  (b)  Remedies, Default Interest, Late Fees.

      If you are in default we may exercise one or more of our "remedies." Each of our remedies is independent. We may exercise any of our remedies, all of our remedies or none of our remedies. We may exercise them in any order we choose. Our exercise of any remedy will not prevent us from exercising any other remedy or be an "election of remedies." If we do not exercise a remedy, or if we delay in exercising a remedy, this does not mean that we are forgiving your default or that we are giving up our right to exercise the remedy. Our remedies allow us to do one or more of the following:

      (i) "Accelerate" the Loan balance under any or all Notes. This means that we may require you to immediately pay us the entire outstanding principal balance of the entire Loan.

      (ii) Require you to immediately pay us all amounts that you are required to pay us for the entire Term of any other agreements, loans, leases or financial arrangements that you have with us.

      (iii) Sue you for the entire outstanding principal balance of the Loan and all other amounts you owe us (including, without limitation, all accrued and unpaid interest, including interest at the Default Rate), outstanding fees, costs, expenses and charges, plus all prepayment premiums.

      (iv) Require you at your expense to assemble the Collateral at a location we request in the United States of America.

      (v) Exercise any remedy under the Uniform Commercial Code or otherwise permitted by law including to the extent permitted retaking and removing the Collateral. If required, we may disconnect and separate the Collateral from your other property. You will not be entitled to any damages resulting from removal or repossession of the Collateral. We may use, ship, store, repair or lease any Collateral that we repossess. We may sell any repossessed Collateral at private or public sale. You give us permission to show the Collateral to buyers at your location free of charge during normal business hours. If we do this, we do not have to remove the Collateral from your location. If we repossess the Collateral and sell it, we will give you credit for the net sale price, after subtracting our costs of repossessing and selling the Collateral. If we rent the Collateral to somebody else, we will give you credit for the net rent received, after subtracting our costs of repossessing and renting the Collateral, but the credit will be discounted to present value using a discount rate equal to the Default Rate. The credit will be applied against what you owe us under this Master Agreement, the Schedules, the Notes and any other agreements, loans, leases and other financial arrangements that you have with us. If the credit exceeds the amount you owe under this Master Agreement, the Schedule, the Notes and any other agreements, loans, leases or financial arrangements that you have with us, we will refund the amount of the excess to you.

      (vi) We will have all of our rights and remedies under this Master Agreement, the Notes, the Schedules and all agreements, instruments and documents executed in connection herewith and therewith and all of our rights and remedies under applicable law, whether as a secured party or otherwise.

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      (vii) Return conditions:

      (A) Following a default, at our request you will return the Collateral, freight and insurance prepaid by you, to us at a location we request in the United States of America. It will be returned in good operating condition, as required by Section 5 above. The Collateral will not be subject to any liens when it is returned.

      (B) You will pack or crate the Collateral for shipping in the original containers, or comparable ones. You will do this carefully and follow all recommendations of the Supplier and the Manufacturer as to packing or crating.

      (C) You will also return to us the plans, specifications, operating manuals, software, documentation, discs, warranties and other documents furnished by the Manufacturer or Supplier. You will also return to us all service logs and service reports, as well as all written materials that you may have concerning the maintenance and operation of the Collateral.

      (D) At our request, you will provide us with up to 60 days free storage of the Collateral at your location, and will let us (or our agent) have access to the Collateral in order to inspect it, display it to others for purchase and sell it.

      (E) You will pay us what it costs us to repair the Collateral if you do not return it in the required condition.

      (viii) You will also pay us the following:

      (A) All our expenses of enforcing our remedies. This includes all our expenses to repossess, store, ship, repair and sell the Collateral.

      (B) Our reasonable attorney's fees and expenses.

      (C) Default interest on everything you owe us from the date of your default to the date on which we are paid in full at the Default Rate.

      (D) A premium in the amount of five percent (5%) of the outstanding principal balance of the Loan.

      (ix) You will pay us a late fee whenever you pay any amount that you owe us more than ten (10) days after it is due. You will pay the late fee within one month after the late Payment was originally due. The late fee will be ten (10%) percent of the late Payment. If this exceeds the highest legal amount we can charge you, you will only be required to pay the highest legal amount. The late fee is intended to reimburse us for our collection costs that are caused by late Payment. It is charged in addition to all other amounts you are required to pay us, including Default Interest.

      (x) You realize that the damages we could suffer as a result of your default are very uncertain. This is why we have agreed with you in advance on the Default Rate to be used in calculating the payments you will owe us if you default. You agree that, for these reasons, the payments you will owe us if you default are "agreed" or "liquidated" damages. You understand that these payments are not "penalties" or "forfeitures."

7.  PERFORMING YOUR OBLIGATIONS IF YOU DO NOT

If you do not perform one or more of your obligations under this Master Agreement or a Schedule or Note, we may perform it for you. We will notify you in writing at least ten (10) days before we do this. We do not have to perform any of your obligations for you. If we do choose to perform them, you will pay us all of our expenses to perform the obligations. You will also reimburse us for any money that we advance to perform your obligations, together with interest at the Default Rate on that amount. These will be additional "Payments" that you will owe us and you will pay them at the same time that your next Payment is due.


8.  INDEMNITY

  (a) You will indemnify us, defend us and hold us harmless from and against any and all claims, expenses and attorney's fees concerning or arising from the Collateral, this Master Agreement, any Schedule or Note, or your breach of any representation, warranty or covenant. It includes, without limitation, any claims, losses or charges concerning, arising out of or in connection with the manufacture, selection, delivery, possession, use, operation or return of the Collateral and any claims, losses or damages concerning, arising out of or in connection with this Master Agreement, any Schedule or the Notes.

  (b) This obligation of yours to indemnify us continues even after the Term is over.

9.  MISCELLANEOUS

  (a)   Assignment.

WE MAY ASSIGN OR GRANT A SECURITY INTEREST IN THIS MASTER AGREEMENT, ANY SCHEDULE, ANY NOTE OR ANY PAYMENTS WITHOUT YOUR PERMISSION. THE PERSON TO WHOM WE ASSIGN IS CALLED THE "ASSIGNEE." THE ASSIGNEE WILL NOT HAVE ANY OF OUR OBLIGATIONS UNDER THIS MASTER AGREEMENT. YOU WILL NOT BE ABLE TO RAISE ANY DEFENSE, COUNTERCLAIM OR OFFSET AGAINST THE ASSIGNEE. NOTWITHSTANDING ANY SUCH ASSIGNMENT OR GRANTING OF A SECURITY INTEREST, WE WILL CONTINUE TO BE LIABLE FOR ALL OF OUR OBLIGATIONS UNDER THIS MASTER AGREEMENT.

UNLESS YOU RECEIVE OUR WRITTEN PERMISSION, YOU MAY NOT ASSIGN OR TRANSFER YOUR RIGHTS UNDER THIS MASTER AGREEMENT OR ANY SCHEDULE. YOU ALSO ARE NOT ALLOWED TO LEASE OR RENT THE COLLATERAL OR LET ANYBODY ELSE USE IT UNLESS WE GIVE YOU OUR WRITTEN PERMISSION.

  (b) Acceptance By FINOVA, Governing Law, Jurisdiction, Venue, Service of Process, Waiver of Jury Trial.

THIS MASTER AGREEMENT WILL ONLY BE BINDING WHEN WE HAVE ACCEPTED IT IN WRITING.

THIS MASTER AGREEMENT IS GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (NOT INCLUDING THE "CHOICE OF LAW" DOCTRINE). HOWEVER, IF THIS MASTER AGREEMENT IS UNENFORCEABLE UNDER NEW YORK LAW, IT WILL INSTEAD BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED.

YOU AND WE MAY ONLY SUE EACH OTHER IN A FEDERAL OR STATE COURT (A) THAT IS LOCATED IN NEW YORK, (B) LOCATED IN THE STATE WHERE THE COLLATERAL IS LOCATED OR
(C) LOCATED IN THE STATE WHERE THE OTHER PARTY HAS ITS PRINCIPAL PLACE OF BUSINESS. THIS APPLIES TO ALL LAWSUITS UNDER ALL LEGAL THEORIES, INCLUDING CONTRACT, TORT AND STRICT LIABILITY. YOU CONSENT TO THE PERSONAL JURISDICTION OF THESE COURTS. YOU WILL NOT CLAIM THAT THESE COURTS ARE AN "INCONVENIENT FORUM" OR THAT THEY ARE NOT A PROPER "VENUE."

WE MAY SERVE YOU WITH PROCESS IN A LAWSUIT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO YOUR ADDRESS INDICATED AFTER YOUR SIGNATURE BELOW.

YOU AND WE EACH WAIVE ANY RIGHT YOU OR WE MAY HAVE TO A JURY TRIAL IN ANY LAWSUIT BETWEEN YOU AND US.

    (c) Notices. Your address for notices is your address set forth below your name on the signature page of this Master Agreement. We may give you written notice in person, by mail, by overnight delivery service, or by fax. Mail notice will be effective three (3) days after we deposit it with the U.S. Postal Service. Overnight delivery notice requires a receipt and tracking number. Fax notice requires a receipt from the sending machine showing that it has been sent to your fax number and received.

Our address for notices is our address set forth below our name on the signature page of this Master Agreement, with Attention: Director, Contract Administration. You will also give copies of all notices to us at our principal place of business at the address set forth in the opening paragraph of this Master Agreement, with attention to Vice President, Law Department. You may give us notice the same way that we may give you notice.

  (d)  General.

This Master Agreement benefits our successors and assigns. This Master Agreement benefits only those successors and assigns of yours that we have approved in writing.

This Master Agreement binds your successors and assigns. This Master Agreement binds only those successors and assigns of ours that clearly assume our obligations in writing.

TIME IS OF THE ESSENCE OF THIS MASTER AGREEMENT

This Master Agreement, all of the Schedules and the Notes and the Commitment Letter are together the entire agreement between you and us concerning the Collateral.

Only an employee of FINOVA who is authorized by corporate resolution or policy may modify or amend this Master Agreement or any Schedule or Note on our behalf, and this must be in writing. Only he or she may give up any of our rights, and this must be in writing. If more than one person is the Borrower under this Master Agreement, then each of you is jointly and severally liable for your obligations under this Master Agreement and all Schedules and Notes.

This Master Agreement is only for your benefit and for our benefit, as well as our successors and assigns. It is not intended to benefit any other person.

If any provision in this Master Agreement is unenforceable, then that provision must be deleted. Only unenforceable provisions are to be deleted. The rest of this Master Agreement will remain as written.

We may make press releases and publish a tombstone announcing this transaction and its total amount. You may publicize this transaction with our prior written consent or as may be required by law.


                                       BORROWER:

                                       CYTOGEN CORPORATION
                                       600 College Road East, CN 5308
                                       Princeton,  NJ  08540


                                       BY:  /s/ Jane Maida

                                       PRINTED NAME:  J. Maida

                                       TITLE:  VP Finance

                                       Taxpayer ID# 22-2322400

                                       FAX NUMBER: 609-750-8120

                                       DATED: February 14, 2000

STATE OF  New Jersey
COUNTY OF  Middlesex

I acknowledge that Jane Maida, who stated that he/she is VP Finance & Administration of the CYTOGEN CORPORATION, signed this Master Loan and Security Agreement in my presence today: 02/14/00. He/She acknowledged to me that his/her signature on this Master Loan and Security Agreement was authorized by a valid resolution or other valid authorization from Borrower's board of directors or other governing body.

                                       Theresa Eamello
                              ----------------------------------
                                         Notary Public

                              Theresa Eamello
                              Notary Public, State of New Jersey
                              ID No. 2217405
                              Qualified in Middlesex County
                              Commission Expires September 1, 2003
                                                   [SEAL]
\
LENDER:                                     BORROWER:
FINOVA CAPITAL CORPORATION                  AXCELL BIOSCIENCES CORPORATION
10 Waterside Drive                          825 Newtown Yardley Road
Farmington, CT  06032-3065                  Newtown, PA  18940

BY:  /s/ Linda Moschitto                    BY:  /s/ Jane Maida

PRINTED NAME: Linda Moschitto               PRINTED NAME: J. Maida

TITLE: Director, Contract Administration    TITLE: CFO

FAX NUMBER: (860) 676-1814                  Taxpayer ID# 22-3473342

DATE ACCEPTED: February 29, 2000            FAX NUMBER: 609-750-8120

                                            DATED: February 14, 2000


STATE OF  New Jersey
COUNTY OF  Middlesex

I acknowledge that Jane Maida, who stated that he/she is CFO of AXCELL BIOSCIENCES CORPORATION, signed this Master Loan and Security Agreement in my presence today: 02/14/00. He/She acknowledged to me that his/her signature on this Master Loan and Security Agreement was authorized by a valid resolution or other valid authorization from Borrower's board of directors or other governing body.

                                       Theresa Eamello
                              -----------------------------------
                                         Notary Public

                              Theresa Eamello
                              Notary Public, State of New Jersey
                              ID No. 2217405
                              Qualified in Middlesex County
                              Commission Expires September 1, 2003
                                                   [SEAL]

                             PROMISSORY NOTE NO. 1

$___________                                              ______________, 2000


CYTOGEN CORPORATION, a Delaware corporation and AXCELL BIOSCIENCES CORPORATION, a Delaware corporation ("you"), promise to pay to the order of FINOVA CAPITAL CORPORATION ("we," "us" or "FINOVA") the principal amount of ______ _______________________ Dollars ($_________), together with interest on the unpaid principal balance at the interest rate per annum and on the dates and as otherwise provided in the "Master Agreement" and "Schedule" referred to below.

If the interest rate charged would exceed the maximum legal rate, you will only have to pay the maximum legal rate. You do not have to pay any excess interest over and above the maximum legal rate of interest. However, if it later becomes legal for you to pay all or part of any excess interest, you will then pay it to us upon our request.

You will make all payments in US Dollars at our offices at 10 Waterside Drive, Farmington, Connecticut 06032-3065, or to another address that we request in writing. All payments will be made in immediately available funds.

This Note is executed in connection with a Master Loan and Security Agreement dated December 30, 1999 (the "Master Agreement"), between you and us. This Note is one of the Notes referred to in the Master Agreement, is secured as provided therein, and by all collateral set forth on Exhibit A to the attached Schedule (the "Schedule"), dated the same date as this Note and made a part hereof, and is entitled to all of the benefits of the Master Agreement and may be prepaid
only as provided in Exhibit B to the Schedule.    All of the terms contained in
the Schedule are incorporated in full herein as if set forth in its entirety. This Note may be accelerated by us upon a payment default or upon another default under the Master Agreement or any agreement, instrument or document executed in connection herewith or therewith.

TIME IS OF THE ESSENCE.

If you do not make a payment within ten (10) days after the date it is due, you will also pay us a late charge of ten percent (10%) of the amount past due. Your interest rate will be increased by four percent (4%) per annum, over and above your regular interest rate if payment is not made at the scheduled or accelerated maturity of this Note. You will also pay all of our costs of collection, including our reasonable attorney's fees and expenses. If we accelerate this Note, you will also owe us a premium, as set forth in Exhibit B to the Schedule.

You waive diligence, presentment, formalities of demand, protest or notice of nonpayment or dishonor or any other notice as to this Note.

THIS NOTE IS GOVERNED BY THE SUBSTANTIVE LAWS (AND NOT THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK. YOU CONSENT TO THE JURISDICTIONS OF ANY FEDERAL OR STATE COURT LOCATED IN (A) THE STATE OF NEW YORK, (B) THE STATES IN WHICH THE COLLATERAL IS LOCATED AND (C) THE STATE WHERE THE OTHER PARTY HAS ITS PRINCIPAL PLACE OF BUSINESS. YOU WAIVE TRIAL BY JURY.

You represent to us that the proceeds of the Loan evidenced by this Note are being used to finance (or refinance) your purchase of the Collateral described in the Schedule, and that the Collateral will only be used for business purposes.


CYTOGEN CORPORATION                         ATTEST:


By:___________________________________

Name:________________________________

Title:_________________________________


                                            ____________________________
                                            [Assistant] Secretary



AXCELL BIOSCIENCES CORPORATION              ATTEST:


By:___________________________________

Name:________________________________

Title:_________________________________


                                            _____________________________
                                            [Assistant] Secretary

                    SCHEDULE NO. 1 TO PROMISSORY NOTE NO. 1
                                      AND
                       MASTER LOAN AND SECURITY AGREEMENT

Schedule No. 1, dated __________, 2000, (this "Schedule") to PROMISSORY NOTE NO. 1 and MASTER LOAN AND SECURITY AGREEMENT dated as of December 30, 1999 (the "Master Agreement") between CYTOGEN CORPORATION, a Delaware corporation, with its executive office and principal place of business at 600 College Road East, CN 5308, Princeton, New Jersey 08540 and AXCELL BIOSCIENCES CORPORATION, a Delaware corporation, with its executive office and principal place of business at 825 Newtown Yardley Road, Newtown, Pennsylvania 18940, jointly and severally liable ("you"); and FINOVA CAPITAL CORPORATION, a Delaware corporation, with its executive office and principal place of business at 1850 North Central Avenue, Phoenix, Arizona 85004 ("we," "us", or "FINOVA").

1.   Obligation to pay.  You are presently borrowing ________________________
     -----------------
Dollars ($_________) from us. This borrowing is evidenced by your promissory note dated the same date as this Schedule in the amount of ____________________ Dollars ($_________) (the "Note") to which this Schedule is attached and made a part thereof.

2.   Payments (Subject to adjustment in Section 4).  You will repay the Loan,
     ---------------------------------------------
together with interest at the interest rate described below, in forty-one (41) consecutive monthly payments of principal and interest as follows: the first monthly payment of principal and interest, in the amount of $______________, followed by forty (40) consecutive monthly payments of principal and interest each in the amount $___________. These payments will be adjusted two (2) business days prior to the date we make the Loan to you as set forth in Section 4.

The first monthly payment of principal and interest ("First Payment") will be due on the date that we make the Loan to you. Subsequent payments of principal and interest are due and payable on the thirtieth (30th) day of each and every month thereafter through and including the date upon which the last payment is scheduled to be due (the "Maturity Date"). Any remaining amount that you owe us is due on the Maturity Date. The First Monthly Payment of principal and interest (as well as any interim interest referred to below) shall, at our option, either be withheld from the proceeds of the Loan or paid directly to us by you.

If the Loan is made on a day other than the thirtieth (30th) or thirty-first
(31st) day of a month, you will also pay to us, together with the First Payment, interest on the Loan at the interest rate for the period from the date we make the Loan to you until the twenty-ninth (29th) day of the same month. If the Loan is made on the thirty-first (31st) day of a month, you will also pay to us, together with the First Payment, interest on the Loan at the interest rate for the period from the date we make the Loan to you until the twenty-ninth (29th) day of the following month. If the Loan is made on the thirtieth (30th) day of a month, no such interim interest will be due.

3.   Transaction Fee.  Borrower will pay Lender a transaction fee (the
     ----------------
"Transaction Fee") on either (a) the thirtieth day of the second month following the Maturity Date equal to ten (10%) percent of the principal amount of the Loan or (b) provided that no Event of Default (as defined in the Master Agreement) has occurred, Borrower shall pay thirteen (13) additional consecutive monthly payments commencing on the thirtieth day of the month following the Maturity Date of which the first twelve (12) shall be in an amount equal to 1.50% of the principal amount of the Loan and the thirteenth payment equal to 2.50% of the principal amount of the Loan. Thirty days prior to the Maturity Date of the promissory note for the first Loan, Borrower shall give notice to Lender of the option chosen to pay the Transaction Fee. The option selected for the first Loan shall be deemed selected for all other Loans.

4.   Interest; Indexing.  The interest rate in your payments shown above is
     ------------------
calculated at the rate of 8.65% per annum plus an "Index Rate" of 6.02%.   The
Index Rate means the highest yield, as published in The Wall Street Journal of
                                                    -----------------------
three-year United States Treasury Notes. The Index Rate of 6.02% was the Index Rate published in The Wall Street Journal on October 21, 1999. Two-business
                  -----------------------
days prior to the date we make the Loan to you, we will read The Wall Street
                                                             ---------------
Journal to determine the final Index Rate.  If the Index Rate is not published
-------
in The Wall Street Journal, we will determine it from another reliable source.
   -----------------------
We will increase or decrease the payments set forth above in Section 2 to reflect any increase or decrease in the Index Rate on such date. We will give you notice of any increase or decrease as soon as we can. You will pay the increased or decreased payments unless we have made an obvious mistake in our calculations. Interest is calculated in advance using a 360-day year of twelve 30-day months.

5.   Purpose of Loan; Security Interest.  You are making this borrowing to
     ----------------------------------
finance (or refinance) your purchase of the equipment described in the attached Exhibit A to this Schedule (the "Equipment"). The Equipment, together with all other property described on the attached Exhibit A is hereinafter referred to as the "Collateral". The Collateral includes, without limitation, the Equipment and all replacement parts, additions, accessories and accessions thereto, all replacements and substitutions thereof and all proceeds of the foregoing, including, without limitation, insurance proceeds. In order to secure all of the Obligations (as defined in the Master Agreement), you grant us a first lien on and security interest in the Collateral, as well as any additions, omissions, substitutions and proceeds of the Collateral, including, without limitation, insurance proceeds. You also grant us a security interest in any leases and rentals of the Collateral. This security interest secures the Note. It also secures the full and timely payment and performance of all of your other Obligations to us, whether under the Master Agreement, any other agreement, loan or lease that you may have with us, or otherwise.

6.   Collateral Acceptance Date. The Equipment shall be delivered, installed and
     --------------------------
accepted no later than November 30, 2000.

7.   Terms of Master Agreement.  The terms of the Master Agreement are made a
     -------------------------
part of this Schedule as if repeated in its entirety in this Schedule. Any declaration of default under the Master Agreement is a default under this Schedule and permits us to exercise all remedies provided by the Master Agreement.

CYTOGEN CORPORATION                         ATTEST:


By:__________________________________

Name:________________________________

Title:_______________________________

Date:________________________________       _____________________________
                                            [Assistant] Secretary


AXCELL BIOSCIENCES CORPORATION              ATTEST:


By:__________________________________

Name:________________________________

Title:_______________________________

Date:________________________________       _____________________________
                                            [Assistant] Secretary

                          EXHIBIT A TO SCHEDULE NO. 1


                                   Collateral
                                   ----------


All of the following property, in each case, whether now existing or hereafter arising, now owned or hereafter acquired, wherever located:

   (a) all of the following laboratory equipment, computer servers, computer equipment, peripherals, office furniture and general office equipment and other assets ("Equipment"):


   (b) all accessions and additions thereto, substitutions for, and all replacements of, any and all of the foregoing, and all proceeds of the foregoing, cash and non-cash, including insurance proceeds.

                          EXHIBIT B TO SCHEDULE NO. 1


                                   Prepayment


You may not prepay the Advance evidenced by the Note, in whole or in part, prior to the date that you make the twenty-fourth (24) timely consecutive monthly Payment. You shall have the right, upon not less than thirty (30) days prior written notice to us, on any regularly scheduled Payment date occurring after the twenty-fourth (24) regularly scheduled Payment date, to prepay the Advance in whole, but not in part, provided that you shall pay to us, (i) the remaining monthly Payments discounted at a rate of six (6%) percent, (ii) option "a" of the Transaction Fee discounted at a rate of six (6%) percent, (iii) all accrued and unpaid interest on the amount prepaid through the date of prepayment, and
(iv) all outstanding fees, charges and other amounts then due under the Master Agreement, Schedule, Note and all of the other agreements, instruments and documents executed in connection herewith.


Once you give us a notice of prepayment, that notice is final and irrevocable. If we accelerate the Loan following a default the premium due upon acceleration will be five (5%) percent of the outstanding principal balance.

If you prepay the Advance under the Note, you must prepay all other Advances under the Loan and Master Agreement and all Notes, and pay to us the applicable premiums due under those Notes as well as all other costs, fees, charges and other amounts due under the Master Agreement, the Notes, the Schedules and all other agreements, instruments and documents.